Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

June 4, 2020

Jefferies Financial Group Inc.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel to Jefferies Financial Group Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer, issuance and sale from time to time of an indeterminate number of (i) common shares of the Company (the “Shares”); (ii) preferred shares of the Company (the “Preferred Shares”); (iii) senior and subordinated debt securities (the “Debt Securities”); (iv) warrants (the “Warrants”); (v) contracts for the purchase of any of the foregoing securities (the “Purchase Contracts”); and (vi) units comprised of any of the foregoing or securities of other entities (the “Units” and, together with the Shares, the Preferred Shares, the Debt Securities, the Warrants and the Purchase Contracts, the “Securities”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the prospectus contained in the Registration Statement (the “Prospectus”); (iii) the Restated Certificate of Incorporation of the Company; (iv) the Amended and Restated By-laws of the Company; (v) the indenture, dated as of October 28, 2013 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”); and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on and subject to the foregoing and assuming (i) the underwriters, Trustee, warrant agent and unit agent, as applicable, when appointed, will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and will have the requisite corporate power to enter into and perform their respective obligations related to the offering of Securities and under the underwriting or similar agreement, Indenture and any supplemental indenture relating to the Debt Securities, the warrant agreement relating to the Warrants and the unit

June 4, 2020

agreement relating to the Units, as applicable; (ii) all corporate action required to be taken by the Company, underwriters, Trustee, warrant agent and unit agent to duly authorize each proposed issuance of Securities, as applicable, and to execute, deliver and perform each of the operative documents related to the offering of the Securities contemplated herein will have been completed (and each operative document is governed by New York law); (iii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated in the Registration Statement; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable definitive underwriting or similar agreement; (v) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued; (vi) the terms of any Securities and their issuance and sale will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (vii) a definitive underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; (viii) the Trustee, when appointed, will validly exist and have the requisite corporate power to enter into and perform its obligations under the Indenture and any supplemental indenture relating to the Debt Securities; (ix) the Indenture and any supplemental indentures thereto will have been qualified under the Trust Indenture Act of 1939, as amended and (x) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we are of the opinion that:

1. Shares. Assuming that the issuance and terms of any Shares and the terms of the offering thereof have been duly authorized, when: (i) the Company has received the consideration therefor specified in any applicable underwriting or similar agreement approved by the Company’s board of directors; (ii) in the case of any Shares to be issued under any Warrants, upon due exercise and payment of the exercise price specified in such Warrants; and (iii) in the case of any Shares to be issued upon the exchange or conversion of Debt Securities, Preferred Shares and Warrants that are exchangeable for or convertible into Shares, upon due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, then in each case such Shares (including any Shares that may be issued as part of Units, pursuant to a Purchase Contract or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

2. Preferred Shares. Assuming that the issuance and terms of any series of Preferred Shares and the terms of the offering thereof have been duly authorized, when: (i) a certificate of amendment to the Company’s certificate of incorporation fixing and determining the terms of the Preferred Shares has been duly filed with the Secretary of State of the State of New York and accepted for record; (ii) the Company has received the consideration therefor specified in any applicable underwriting or similar agreement approved by the Company’s board of directors; (iii) in the case of

June 4, 2020

any Preferred Shares to be issued under any Warrants, upon due exercise and payment of the exercise price specified in such Warrants and (iv) in the case of any Preferred Shares to be issued upon the exchange or conversion of Debt Securities and Warrants that are exchangeable for or convertible into Preferred Shares, upon due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, then in each case such Preferred Shares (including any Preferred Shares that may be issued as part of Units, pursuant to a Purchase Contract or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

3. Debt Securities. Assuming that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when: (i) the terms of such Debt Securities to be issued under the Indenture and any applicable supplemental indenture and the terms of their issuance and sale have been duly established in conformity with such Indenture and any such supplemental indenture; (ii) such Indenture and such supplemental indenture have been duly authorized, executed and delivered; (iii) the Indenture and any supplemental indentures constitute legal, valid and binding obligations of the Trustee, enforceable against it in accordance with their terms; and (iv) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and any applicable supplemental indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Company’s board of directors, then such Debt Securities (including any Debt Securities that may be issued as part of Units, pursuant to a Purchase Contract or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. Warrants. Assuming that the issuance and terms of such Warrants and the terms of the offering thereof have been duly authorized, when: (i) the terms of such Warrants to be issued under a warrant agreement or other rights agreement and the terms of their issuance and sale have been duly established in conformity with such warrant agreement; (ii) the warrant agreement relating to such Warrants has been duly authorized, executed and delivered; (iii) the warrant agreement relating to such Warrants constitutes a legal, valid and binding obligation of the warrant agent, enforceable against it in accordance with its terms; and (iv) such Warrants or certificates representing such Warrants have been duly executed and authenticated in accordance with the warrant agreement and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting or similar agreement approved by the Company’s board of directors, then such Warrants (including any Warrants that may be issued as part of Units, pursuant to a Purchase Contract or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. Purchase Contracts. Assuming that the issuance and terms of such Purchase Contracts and the terms of the offering thereof have been duly authorized, when: (i) the terms of such Purchase Contracts and the terms of their issuance and sale have been duly established in conformity with such Purchase Contracts; (ii) the Purchase Contract has been duly authorized, executed and

June 4, 2020

delivered; (iii) the Purchase Contracts constitute legal, valid and binding obligations of the purchase contract agent, enforceable against it in accordance with their terms; and (iv) such Purchase Contracts have been duly executed and authenticated and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting or similar agreement approved by the Company’s board of directors, then such Purchase Contracts (including any Purchase Contracts that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. Units. Assuming that the issuance and terms of such Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, when: (i) the terms of such Units to be issued under a unit agreement and the terms of their issuance and sale have been duly established in conformity with such unit agreement; (ii) the unit agreement relating to such Units has been duly authorized, executed and delivered; (iii) the unit agreement relating to such Units constitutes a legal, valid and binding obligation of the unit agent, enforceable against it in accordance with its terms; and (iv) such Units have been duly executed and authenticated in accordance with the applicable unit agreement and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting or similar agreement approved by the Company’s board of directors, then such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above with respect to enforceability of the Debt Securities, Warrants, Purchase Contracts and Units are subject to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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